STANDARD COMMERCIAL REAL ESTATE LEASE

This Lease is entered into between Lessor and Lessee as of the 28 day of February, 2011.

1. **Basic Terms.**

1.1. "Lessor" means BCO 83 L.L.C. An Arizona Limited Liability Company

1.2. "Lessor's address for the purpose of notice and rent payments" means

BCO L.L.C.
8711 E. Pinnacle Peak Rd.
P.M.B. #282
Scottsdale, Az. 85255

1.3. "Lessee" means HEALTH ENHANCEMENT PRODUCTS INC. a Nevada Corporation

1.4. "Lessee's address for the purpose of notice" means

7740 E. Evans Rd.
Suite A100
Scottsdale, AZ., 85260

but upon occupancy by Lessee of the Premises, Lessee's address for the purposes of all notices shall be the Premises.

1.5 "Lessee's Trade Name" means HEALTH ENHANCEMENT PRODUCTS INC. a Nevada Corporation

1.6 "Project" means that project, located at 15610-6 N. 83rd Way, Scottsdale, AZ., 85260, Maricopa County.

1.7 "Premises" means that portion of the project commonly known as 15610 N. 83rd Way, Scottsdale, AZ., 85260, outlined on the site plan attached hereto as "Exhibit "A".

1.8 "Rentable Floor Area" of the Premises means approximately 9,868 square feet.

1.9 "Rental Commencement Date" means March 1, 2011

1.10 "Term" means 42 months.

1.11 "Lease Commencement Date" means On or Before March 1, 2011

1.12 "Expiration Date" means August 31, 2014

1.13 "Annual Rent" means as outlined on the Rental Schedule attached hereto as "Exhibit "B".

1.14 "Rent" means the Annual Rent and all other sums owing hereunder, including Tenant Improvement Installments.

1.15 "Security Deposit" means Eleven Thousand Eighty Eight and 18/100 Dollars ($11,088.18)

1.16 "Use" means the Corporate Headquarters and entire manufacturing operation consisting of grow space for an algae-based product, filtration, bottling, and shipping/receiving for a dietary supplement called ProAlgazyme.

1.17 "Broker" means Mike Kane of Colliers International and Jim Lieberthal of Cutler Commercial

1.18 "Tenant Improvements" means the improvements set forth on the attached Exhibit "D", if any.

1.19 "Tenant Improvement Installments" means any payments required hereunder to be made by Lessee to Lessor to repay Lessor for sums advanced by Lessor for part or all of the cost of the Tenant Improvements.

1.20 "Options to Extend Lease Term" means conditions as outlined on the attached Exhibit "C", if any.

2. **Premises**. Lessor hereby leases to Lessee and Lessee leases from Lessor the Premises for the Term, at the Annual Rental, and upon all of the conditions set forth herein.

3. **Project**. The Premises are a part of the Project as set forth in Paragraph 1.

4. **Term**.

4.1. The Term of the Lease shall be the number of months specified in Paragraph 1.10 and shall commence on the Lease Commencement Date specified in Paragraph 1.11 and shall expire on the Expiration Date specified in Paragraph 1.

4.2. **Delay in Possession**. Notwithstanding the Lease Commencement Date, if for any reason Lessor does not deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability there for, nor shall such failure affect the validity of this Lease or the obligation of Lessee hereunder or extend the Term hereof, but in such case, Lessee shall not be obligated to pay Rent until possession of the Premises is tendered to Lessee. If Lessor shall not have delivered possession of the Premises within sixty (60) days from Lease Commencement Date, Lessor may in its sole discretion cancel this Lease by giving written notice of such cancellation to Lessee, in which event the parties shall be discharged from all obligations hereunder. If Lessor has not delivered possession of the Premises to Lessee within ten (10) days from the Lease Commencement Date, then Lessee may cancel this Lease. In such event the parties shall be discharged from all obligations hereunder and the security deposit shall be refunded to Lessee and there shall be no other obligations between Lessee and Lessor.

4.3. **Early Possession**. If Lessee occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the Lease Expiration Date, and Lessee shall not pay rent for such period at the rates set forth in Exhibit "B".

5. **Rent and Tax**.

5.1. **Rent**. Commencing on the Rental Commencement Date specified in Paragraph 1.9, Lessee shall pay to Lessor the Annual Rent set forth in Exhibit "B", payable in monthly installments as set forth in Exhibit "B" on or before the first day of each month, in advance. Rent for any period during the Term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5.2. **Rent Tax**. Lessee shall be liable for any tax (now or hereafter imposed by any governmental entity) applicable to or measured by or on the Rent or any other charges payable by Lessee under this Lease, including (but not limited to) gross receipts tax, transaction privilege tax, or excise tax with respect to the receipt of Rent or other charges or the possession, leasing or operation, use or occupancy of the Premises, but not including any net income, franchise, capital stock, estate or inheritance taxes. Lessee shall pay to Lessor at the same time as Lessee pays its monthly installment of Annual Rent and at the same time as Lessee pays to Lessor any other sums of money hereunder upon which the aforementioned tax is imposed, an amount equal to such tax.

6. **Security Deposit**. Lessee shall deposit with Lessor upon execution hereof the amount set forth in Paragraph 1.15 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain, without notice to Lessee, all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage that Lessor may suffer thereby. Application of the Security Deposit by Lessor shall not be deemed a cure of the default and Lessor shall be entitled to pursue any other right or remedy provided herein. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within three (3) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. In the event at any time or from time to time the monthly installment of Annual Rent then payable exceeds the amount Lessee has on deposit with Lessor as and for Security Deposit, Lessee agrees to deposit an additional amount with Lessor so that

the Security Deposit at all times equals the monthly installment of Annual Rent then payable. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the Term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit. If Lessee is in default under this Lease more than twice within any twelve (12) month period, irrespective of whether or not such default is cured, then without limiting Lessor's other rights and remedies provided for in this Lease, at law or in equity, the Security Deposit that Lessee is obligated to maintain shall automatically be doubled and Lessee must deposit the deficiency with Lessor upon demand. Upon the sale of the Premises the amount of the Security Deposit then held by Lessor and not previously applied by Lessor shall be transferred to the purchaser, and Lessor shall have no further obligation regarding the Security Deposit and Lessee shall look soley to the purchaser for return of the Security Deposit or any portion thereof. Provided Lessee is not in default with any of the provisions of this Lease, one half (1/2) of the security deposit as specified in section 1.15 shall be refunded for the month of September, 2012.

7. Use.

7.1. **Use**. The Premises shall be used and occupied only for the uses set forth in Paragraph 1.16 and for no other purpose whatsoever. Lessee shall procure at Lessee's sole expense, any permits or licences required for the transaction of business in the Premises. Notwithstanding anything herein to the contrary, in the event Lessee's manufacture, distriibution, or process' creates any objectionable odor, vibrations or other nuiscence to the adjacent tenancy or surrounding property owners, upon notification to Lessee, Lessee shall remedy such circumstances at Lessee's sole cost and expense in a timely manner.

7.2. **Compliance with Law**. Lessee shall, at Lessee's expense, comply promptly with all applicable zoning statutes, ordinances, rules, regulations, orders, covenants and restrictions of record and requirements in effect during the Term with respect to the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the Project, shall tend to disturb such other tenants.

7.3. **Condition of Premises**. Except as otherwise provided in this paragraph and Lease, Lessee hereby accepts the Premises "AS IS" including but not limited to the mezzanine located in the warehouse portion of the Premises, of which Lessor does not warrant its' compliance with code or structural standards. In their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, Lessee accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the condition of the Premises or present or future suitability of the Premises for the conduct of Lessee's business. Lessee specifically acknowledges that it has examined and inspected the condition of the Premises, including all mechanical, electrical, plumbing, heating and ventilating equipment, and that the same have been determined by Lessee, based upon its inspection, to be in good condition and repair. In the event the Premises is in a "shell condition" with Tenant Improvements to be constructed, Lessee shall inspect the Premises within ten (10) days following the issuance of a certificate of occupancy permit and submit a punch list of any discrepancies to Lessor for resolution by Lessor. Lessee warrants that Lessee's manufacture, distribution, growing and general business process' shall not create any undue wear or tear or accelarted depreciation or the mechanical systems that service the Premises. **Notwithstanding the foregoing, Lessor hereby warrants that the mechanical, electrical, plumbing, heating and ventilating equipment shall be defect free for the first ninety (90) days of the Lease Term, provided any repair or replacement to said systems within the said warranty period is not necessitated by the negligence of Lessee, or Lessee's employees, contractors or invitees.**

8. **Maintenance, Repairs and Alterations**.

8.1. **Lessee's Obligations**. Lessee shall, at its expense, keep the Premises in first class order, condition and repair and shall make all repairs and replacements necessary to preserve the Premises in such condition, including, without limitation, plumbing, heating, ventilating and air conditioning systems for the exclusive use of the Premises, electrical and lighting facilities and equipment and all other utility facilities and systems exclusively serving the Premises, the loading dock serving the Premises, if any, and the adjoining alleys, if any, and all fixtures, interior walls, interior surfaces of exterior walls, store front, ceilings, windows, window frames, doors, door frames, door checks, cabinets, draperies, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises. Lessee shall furnish to Lessor a copy of a contract with a competent outside contractor requiring said contractor to provide adequate semi-annual preventative maintenance with respect to any and all HVAC / evaporative cooler units within and/or servicing the Premises. **In the event Lessee fails to furnish Lessor with the aforesaid contract, Lessor reserves the right to charge Lessee an annual fee of $200.00 per HVAC / evaporative unit . In no event, however, shall said charge to Lessee shift the responsibility of maintaining said equipment to Lessor. Provided that Lessee furnishes Lessor with the aforesaid contract, Lessee's liability for each HVAC/evaporitive**

unit shall be limited to $750.00 per unit, per occurrence, per calendar year (from January 1-December 31) for all major repairs.

8.2. **Condition of the Premises Upon Surrender**. On the last day of the Term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, heating, plumbing and fencing on the Premises in good operating condition.

8.3. **Lessor's Obligations**. Lessor shall, upon written notice from Lessee to Lessor, maintain in good order, condition and repair the foundations, exterior walls of the Premises (collectively, the "Structure"). Lessor shall not be liable for and Lessee shall not be entitled to any abatement of Rent with respect to any injury to or interference with Lessee's business arising from any repair, maintenance, alteration or improvement in and to any portion of the Project or the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect that would otherwise afford Lessee the right to terminate this Lease because of Lessor's failure to keep the Premises or the Project in first class order, condition and repair. Notwithstanding anything to the contrary contained herein, (a) Lessor shall not be liable for failure to maintain the Structure in first class order, condition and repair unless Lessee has previously given Lessor written notice of the need for maintenance or repair to the structure, and Lessor has failed to commence and complete such work within a reasonable time following receipt of such written notice and (b) Lessor shall have no obligation to repair any damage to the Structure caused by the acts or omissions of Lessee.

8.4. **Alterations and Additions**.

8.4.1. Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or utility installations in, on or about the Premises, except for nonstructural alterations not exceeding Two Thousand Five Hundred Dollars ($2,500.00) in cumulative costs during the Term of this Lease that do not require a building permit or other governmental permit. In any event, whether or not in excess of Two Thousand Five Hundred Dollars ($2,500.00) in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises without Lessor's prior written consent. As used in this Paragraph 8.4, the term "Utility Installations" shall include alterations, additions or improvements to air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, heating and plumbing. Should Lessee make any alterations, improvements, additions or Utility Instatallations without the prior approval of Lessor, Lessor shall be entitled to require that Lessee promptly remove any or all of the same. Any alterations, improvements, or additions shall be completed in a good and workman like manner in accordance with applicable laws, ordinances, rules and regulations, using like materials as found in the Premises, and shall be completed in the exercise of reasonable diligence.

8.4.2. Any alterations, improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so if such is required from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of any work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, Lessee shall give Lessor not less than ten (10) days' written notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, furnish a surety bond complying with A.R.S. § 33-1004, as the same may from time to time be amended or succeeded, and otherwise satisfactory to Lessor holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney fees and costs in participating in such action if Lessor shall decide it is in its best interest to do so.

8.4.3. All alterations, improvements, additions, Utility Installations, equipment, machinery, fixtures, and other property affixed to or installed in the Premises, whether by Lessor or on behalf of Lessee, and whether at Lessor's expense or Lessee's expense shall be the property of Lessor and shall not be removed at the expiration of the Term or earlier termination thereof. Any trade fixtures installed by or at the expense of Lessee at the Premises (collectively, "Lessee's Property") that are removable without damage to the Premises shall be and remain Lessee's Property and, at the expiration of the Lease term or earlier termination thereof, shall be removed by Lessee at Lessee's sole cost and expense. Lessee shall promptly repair any damage to the Premises resulting from such removal. Any of Lessee's Property not removed from the Premises before the expiration of the Lease term or earlier termination thereof, at Lessor's option, shall either become the property of Lessor or may be removed by Lessor, and Lessee shall pay to Lessor the cost of such removal and disposal thereof and the cost to repair any damage occasioned to the Premises or to the Project by reason of such removal within ten (10) days after delivery of a statement therefor to Lessee.

8.4.4. Lessee shall not change locks, keying of locks or install other locks on doors without the written consent of Lessor.

8.4.5. All alterations, improvements, additions, Utility Installations, equipment, machinery, fixtures, and other property affixed to or installed in the Premises shall conform to the following Mechanics Liens criteria:

8.4.5.1. NO LIENS. In the event Lessee causes work to be done to the Premises, Lessee shall pay or cause to be paid all costs for said work or caused to be done by Lessee on the Premises, and Lessee shall keep the Premises and the Project free and clear of all mechanics' liens, materialmen's liens, professional service liens and other liens on account of work done or materials supplied to Lessee or Persons claiming under Lessee. Lessee shall keep Lessee's leasehold interest and any improvements which are or may become the property of Lessor pursuant to this Lease free and clear of all liens of attachment or judgment liens. Before commencing construction of any alterations and/or improvements on the Premises, Lessee shall provide Lessor with a list (including address and contact telephone number) of all contractors, subcontractors and suppliers providing labor, materials, equipment or services in relation to the construction. In the event there are monetary increases, or additions/deletions to the aforesaid list, Lessee shall promptly notify Lessor of such changes in writing. Monthly, until all Lessee improvements and/or alterations are completed, and at such other times as Lessor may request, Lessee shall provide to Lessor copies of unconditional lien releases, in statutory form, for all contractors, subcontractors and suppliers providing labor, materials, equipment or services in relation to the construction, including any person or entity having served a preliminary 20-day notice upon Lessee or Lessor (collectively "Potential Lien Claimants"). Upon final completion of any construction and/or alteration, Lessee shall provide to Lessor unconditional final lien releases, in statutory form, for all Potential Lien Claimants.

8.4.5.2. CONTEST. If Lessee shall desire to contest any claim of lien, Lessee shall furnish Lessor adequate security in the amount of the claim, plus estimated costs and interest, or at Lessor's request, Lessee shall procure and record a bond issued by a responsible corporate surety in such amount as is required by statute for the discharge of the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Lessee shall immediately pay and satisfy the same.

8.4.5.3. LESSOR'S PAYMENT. If Lessee shall fail to pay any charge for which a mechanics' or materialmen's lien claim and/or suit to foreclose a lien have been filed, and if Lessee shall not have provided security to protect the property and Lessor against such claim of lien, Lessor may (but shall not be so required) pay the claim and any costs, and the amounts so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Lessee to Lessor, and Lessee shall pay the same to Lessor, together with an administrative fee in an amount equal to fifteen percent (15%) of the costs so incurred, as well as interest at the Default Rate from the dates of Lessor's payments. All such amounts shall be added to and collectable pursuant to the Personal Guarantee, if any, attached as an exhibit to the Lease.

8.4.5.4. NOTICE. Should any claim of lien be filed against the Premises or any action affecting the title to the property on the Project be commenced, Lessee shall give Lessor prompt written notice thereof.

8.4.5.5. NO AGENCY AND NON-RESPONSIBILITY NOTICES. Lessee and Lesssor agree that any and all construction and/or improvements upon the Premises by or on behalf of Lessee is for Lessee's benefit, and Lessee is not, in any way the agent or representative of Lessor for the purposes of entering into any contractor or other obligation for any such construction and/or improvements. Lessor and its Representatives shall have the right to go upon and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility, or such other notices which Lessor may deem to be proper for the protection of Lessor's interest in the Premises. Lessee shall, before the commencement of any work which might result in mechanics' or materialmen's lien, give Lessor written notice of Lessee's intention to do so in sufficient time to enable the posting of such notices.

8.4.5.6. ABATEMENT CONTINGENT UPON COMPLIANCE. In the event of rental abatements, or concessions relating to work as set forth in paragraph 8.4 above, such abatements or concessions are expressly contingent upon Lessee's full compliance with the obligations of this paragraph 8.4, and all such abatements shall cease, and all previously abated rent shall become due and payable if Lessee shall fail to comply with the provisions of this paragraph 8.4.

9. **Insurance Indemnity**.

9.1. **Liability Insurance**. Lessee shall, at Lessee's expense obtain and keep in force during the Term a policy of Commercial General Liability insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined Commercial General Liability policy in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence and Two Million Dollars ($2,000,000) aggregate. The policy shall ensure performance by Lessee of the indemnity provisions of this Paragraph 9. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. Lessee agrees to reimburse Lessor for the cost thereof within five (5) days after receipt from Lessor of a statement therefore.

9.2. **Property Insurance**.

9.2.1. Lessor may obtain and keep in force during the Term of this Lease a policy or policies of "Special Form" insurance covering loss or damage to the Premises in such amount as Lessor deems appropriate. Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on Lessor's interest in the Premises. Lessor may, in addition, obtain and keep in force during the Term a policy of loss of rental income insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes, insurance costs and Common Area Operating Costs (as defined in Section 19.2) for said period. If such loss of rental income insurance coverage has a deductible clause, Lessee shall be liable for such deductible amount. Lessee agrees to pay Lessee's proportionate share of the premiums for all such insurance (the "Insurance Premiums"). Lessee's proportionate share means the portion of the whole that the rentable floor area of the Premises bears to the total rentable floor area of buildings within the Project, from time to time, which is covered by such insurance. Should Lessor elect to obtain such insurance coverage, Lessee shall pay Lessor for its proportionate share of the Insurance Premium through the annual budget for Common Area Maintenance (C.A.M.).

9.2.2. Lessee shall pay for any increase in the Insurance Premium if said increase is caused by Lessee's use or occupancy of the Premises.

9.2.3. Lessor will not insure Lessee's Property or Tenant Improvements unless the Tenant Improvements have become a part of the Premises under Paragraph 8 hereof. Lessee shall insure Lessee's Property and Tenant Improvements.

9.3. **Insurance Policies**. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A minus, and financial rating of at least VII, as set forth in the most current issue of "Best's Insurance Guide". Lessee shall deliver to Lessor duplicate originals or certified copies of policies of such insurance or certificates, in form acceptable to Lessor, evidencing the existence and amounts of such insurance with loss payable clauses as required by Lessor. No such policy shall be cancelable or subject to reduction of coverage or at the option of the Lessor, other modification except after thirty (30) days' prior written notice to Lessor and, if required, to Lessor's lenders. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraphs 9.1 and 9.2.

9.4. **Waiver of Subrogation**. As long as their respective insurers so permit, Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils to be insured against under Paragraphs 9.1 and 9.2, which perils occur in, on or about the Premise, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

9.5. **Indemnity**. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, invitees, licensees, guests or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

9.6. **Exemption of Lessor from Liability**. Lessee hereby releases Lessor from liability for injury to Lessee's business or any loss of income there from or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, and for injury to the person of Lessee, Lessee's employees, invitees, customers or any other person whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessee further releases Lessor from liability for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

10. **Damage or Destruction**.

10.1. Definitions.

10.1.1. **"Premises Partial Damage"** shall mean damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the then replacement cost of the Premises. "Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than fifty percent (50%) of the then replacement cost of such building as a whole.

10.1.2. **"Premises Total Destruction"** shall mean damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the then replacement cost of the Premises. "Building Total Destruction" shall mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is fifty percent (50%) or more of the then replacement cost of such building as a whole.

10.1.3. **"Insured Loss"** shall mean damage or destruction which was caused by an event for which Lessor has received insurance proceeds in the amount necessary to repair such damage or destruction and such proceeds have been released by any lender for such reconstruction.

10.2. **Partial Damage or Total Destruction -- Insured Loss**. If at any time during the Term damage occurs, which is an insured loss and which falls into the classification of Premises Partial Damage or Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage, but not Lessee's Property or Tenant Improvements unless the same have become a part of the Premises pursuant to Paragraph 8.4.4 hereof, as soon as reasonably possible after Lessor has received the insurance proceeds for such insured Loss and this Lease shall continue in full force and effect.

10.3. **Partial Damage – Uninsured Loss**. If at any time during the Term damage occurs which is not an insured loss, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect (unless caused by a negligent or willful act of Lessee in which event Lessor may make the repairs at Lessee's expense), or (ii) give written to notice to Lessee of Lessor's termination of this Lease.

10.4. **Total Destruction**. If at any time during the Term there is damage, which falls in the classification of Premises Total Destruction, or Building Total Destruction, this Lease shall, at Lessor's option, exercised by written notice to Lessee, terminate as of the date of such total destruction. If Lessor does not elect to terminate, then the provisions of Paragraph 10.2 above, shall apply.

10.5. **Damage Near End of Term**. If at any time during the last six (6) months of the Term there is damage, whether or not an insured loss, which falls within the classification of Premises Partial Damage or Building Partial Damage, Lessor may at Lessor's option terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so.

10.6. **Abatement of Rent; Lessee's Remedies**.

10.6.1. In the event of damage and Lessor repairs or restores the Premises pursuant to the provisions of this Paragraph 10, the Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

10.6.2. If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 10 and shall not commence such repair or restoration within one hundred twenty (120) days after such obligations shall accrue, Lessee may at Lessee's option and as its sole right cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice.

10.7. **Termination -- Advance Payments**. Upon termination of this Lease pursuant to this Paragraph 10, an equitable adjustment shall be made concerning advance Rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not theretofore been applied by Lessor. In addition, all accrued but unpaid Common Area Operating Costs shall be prorated to Lessee based upon 110% of the current year's Common Area Operating Cost budget, or in the event a current year's budget is not available as of the termination date of this Lease, 110% of the previous calendar year's Common Area Operating Costs. All accrued but unpaid Real Property Taxes shall be prorated based upon 110% of the most recent ascertainable Real Property Taxes.

10.8. **Waiver**. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

11. **Real Property Taxes**.

11.1. **Payment of Taxes**. Lessee shall pay its proportionate share of Real Property Tax as defined in Paragraph 11.2, applicable to the Premises during the Term. If any such taxes shall cover any period of time prior to or after the expiration of the Term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during the Term.

11.2. **Definition of "Real Property Tax**. As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to Rent or other income there from, and as against Lessor's business of leasing the Premises. The term "Real Property Tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "Real Property Tax," or (ii) the nature of which was hereinbefore included within the definition of "Real Property Tax," or (iii) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

11.3. **Real Property Tax**. Lessee shall pay Lessee's proportionate share Real Property Tax. Lessee's proportionate share means the portion of the whole that the Floor Area of the Premises bears to the total Floor Area of all buildings within the Project, which are included within the tax bill. Lessee shall pay Lessor its proportionate share of Real Property Taxes within fifteen (15) days of the date of transmission by Lessor to Lessee of a statement reflecting the Real Property Taxes and Lessee's proportionate share thereof.

11.4. **Joint Assessment**. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's worksheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

11.5. **Contest of Real Property Taxes**. If Lessor contests the amount of any Real Property Tax, or assessments, Lessee shall pay Lessee's proportionate share of all costs and expenses, including attorney's fees incurred by Lessor ("Tax Contest Costs"), within ten (10) days after receipt of written notice thereof, however, in no event shall Lessee's proportionate share of such Tax Contest Costs plus the resulting tax liability for the Premises exceed the amount of tax liability for the Premises if Lessor had not contested such taxes and assessments.

11.6. **Personal Property Taxes**.

11.6.1. Lessee shall pay at least thirty (30) days before delinquency all taxes, license fees, public charges, and assessments assessed against and levied upon Lessee's Property. When possible, Lessee shall cause Lessee's Property to be assessed and billed separately from the real property of Lessor.

JJ DB

11.6.2. If Lessee's Property shall be assessed with Lessor's property or if the assessed value of the Premises is increased, whether by special assessment or otherwise, by the inclusion therein of the value placed on Lessee' Property, Lessee shall pay Lessor the taxes attributable to Lessee's Property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's Property.

12. **Utilities**. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises. Lessor reserves the right to separately meter utility services for Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other Premises. Lessor shall not be liable for and Lessee shall not be entitled to an abatement or reduction of Rent by reason of Lessor's or the utility company's failure to furnish any of the foregoing utilities for any reason whatsoever, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Lessee.

13. **Assignment and Subletting**.

13.1. **Lessor's Consent Required**.

13.1.1. Lessee shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises (collectively "Assignment"), or permit the Premises to be occupied by anyone other than Lessee or sublet all or any part of the Premises ("Sublease," or "subletting") without Lessor's prior written consent in each instance, which consent shall not be unreasonably withheld. Any sale or other transfer, including transfer by consolidation, merger, or reorganization of twenty-five percent (25%) or more of the voting stock of Lessee if Lessee is a corporation or any sale or other transfer of twenty-five percent (25%) or more of the partnership interest in Lessee if Lessee is a partnership, or twenty-five percent (25%) or more of the membership interest of a limited liability company, if Lessee is a limited liability company, shall be an assignment for purposes of this Paragraph 13. As used in this Paragraph 13, the word "Lessee" shall also mean any entity that has guaranteed Lessee's obligation under this Lease, and the prohibition hereof, shall be applicable to any sales or transfers of stock , partnership interest, or membership interest said guarantor.

13.1.2. If Lessee desires to enter into an Assignment or Sublease, Lessee shall request in writing ("the Notice"), at least sixty (60) days before the effective date of the Assignment or Sublease, Lessor's consent to the Assignment or Sublease, and provide the following: (i) the name of the proposed assignee, sublessee or occupant, (ii) the nature of the proposed assignee's, sublessee's or occupant's business to be carried on in the Premises, (iii) the terms and provisions of the proposed Assignment or Sublease, and (iv) such financial information concerning the proposed assignee, sublessee or occupant, which Lessor shall have requested following its receipt of Lessee's request for consent.

13.1.3. At any time within forty-five (45) days after Lessor's receipt of the Notice, Lessor may by written notice to Lessee elect either to (i) consent to the proposed Assignment or Sublease, (ii) refuse to consent to the proposed Assignment or Sublease or (iii) terminate this Lease in full with respect to an Assignment or terminate the part with respect to a Sublease and enter into a lease directly with the proposed assignee or sublessee. Lessor and Lessee agree (by way of example and not limitation) that it shall be reasonable for Lessor to withhold its consent if any of the following situations exist or may exist: (a) the proposed transferee's use of the Premises conflicts with the Permitted Use under this Lease, (b) in Lessor's reasonable business judgment, the proposed transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease, (c) Lessee is in default pursuant to this Lease, (d) the proposed transferee's financial condition at such time is less favorable than Lessee's financial condition as of the date of this Lease, or is inadequate for the purposes of performing Lessee's obligations hereunder, or (e) in Lessor's reasonable opinion the proposed use by such assignee or sublessee is not compatible with other tenants in the Project.

13.1.4. Each assignee, or other transferee, other than Lessor, shall assume all obligations of Lessee under this Lease and shall be and remain liable jointly and severally with Lessee for the payment of Rent and all other monetary obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be performed for the Term, and shall execute such documents evidencing such assumption as Lessor may require.

13.1.5. In the event of any such assignment or sublease, Lessee shall immediately pay to Lessor any consideration for the assignment or the excess of the Rent collected under a sublease over the Annual Rent, as such Rent is collected. Lessee shall nevertheless remain primarily liable to Lessor for the payment of all Rent and for the full performance of all of the covenants and conditions of this Lease.

13.2. **No Release of Lessee**. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation to pay Rent and to perform all other obligations to be performed by Lessee hereunder, whether

arising before or after the Assignment or Sublease. The acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one Assignment or Subletting shall not be deemed consent to any subsequent Assignment or Subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent Assignments or Subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease. Any Assignment or Sublease that is not in compliance with the Lease shall be void, and at the option of Lessor, shall constitute a material default by Lessee under this Lease.

13.3. **Attorney's Fees**. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any Assignment or Subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with each such proposed Assignment or Subletting, whether or not Lessor shall grant its consent to such transfer. In such connection, Lessor may estimate its reasonable attorneys' fees and costs and Lessee shall be required to deposit the same with Lessor, which deposit is a condition precedent to any responsibility of Lessor to approve or disapprove the proposed Assignment or Sublease.

14. **Defaults; Remedies**.

14.1. **Defaults**. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

14.1.1. The vacating or abandonment of the Premises by Lessee.

14.1.2. The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after the date of written notice thereof from Lessor to Lessee. Lessee acknowledges and agrees that Lessee is responsible for determining the amount of any Rent or other sums past due. Accordingly, the notice given by Lessor hereunder need not state the amount owing to be effective and if the Lessor states an amount owing in such notice, Lessee shall remain liable for any other delinquent sums and Lessor shall be entitled to exercise all rights and remedies provided herein even if all such delinquent amounts are not set forth in the notice.

14.1.3. The failure by Lessee to observe or perform any other covenants, conditions or provisions of this Lease to be observed or performed by Lessee, if such failure shall continue for a period of thirty (30) days after the date of written notice thereof from Lessor to Lessee; or such sooner date as Lessor may designate in the case of an emergency or to avoid unreasonable harm to the Premises.

14.1.4. (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. Provided, however, in the event that any provision of this Paragraph 14.1.4 is contrary to any applicable law, such provision shall be of no force or effect.

14.1.5. The discovery by Lessor that any financial statement or other information given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

14.2. **Remedies**. In the event of any such material default or breach by Lessee, Lessor shall have the following rights and remedies in addition to all other rights and remedies available to Lessor at law or in equity.

14.2.1. To terminate this Lease, which said termination shall be evidenced, if at all, only by written notice to Lessee of termination.

14.2.2. To immediately lock-out and/or re-enter and resume possession of the Premises or any part thereof (which said lock-up and/or re-entry and resumption shall not operate to terminate this Lease), without compensation to Lessee for any buildings or improvements placed upon the Premises. Lessor may at its option seize all personal property,

furnishings, inventory, equipment and other property upon the Premises (the "Property") and cause the Property to be removed and stored in a public or private warehouse or elsewhere at Lessor's sole and absolute discretion at the cost of and for the account of, Lessee, all without service of notice of resort to legal process and without being deemed guilty of wrongful eviction, forcible entry, trespass or conversion, or becoming liable for any loss or damage that may be occasioned thereby.

14.2.3. **Additional Remedies**. In the event of any such default or breach, Lessor shall be entitled to exercise the following rights and remedies at any time thereafter, with or without notice or demand:

(a) To terminate this Lease effective immediately upon delivery of notice to Lessee and Lessee shall immediately surrender possession of the Premises upon receipt of such notice. Notwithstanding such termination, Lessee shall remain liable for damages in an amount equal to all Rent and other sums that would have become payable by Lessee under this Lease during the balance of the Lease Term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises subsequent to such termination, after deducting all of Lessor's expenses incurred in connection with such reletting. Lessor shall have the right to receive such damages from Lessee on the dates that such Rent and other sums would have become payable under the Lease had the Lease not been terminated. Alternatively, Lessor shall have the right to recover from Lessee (i) the worth at the time of award (defined below) of the unpaid Rent, including such additional sums which had accrued at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Lessee proves could reasonably have been avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term, had the Lease not been terminated, after the time of award exceeds the amount of such Rent loss that Lessee proves could reasonably be avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result from such failure including, without limitation, any costs or expenses incurred by Landlord in (1) retaking possession of the Premises, including reasonable attorneys' fees, (2) maintaining or preserving the Premises after the occurrence of an event of default, (3) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (4) leasing commissions, as well as any unearned leasing commissions by Lessor's affiliated broker, (5) the then unamortized commissions paid to any broker in connection with the Lease, and (6) any other costs necessary or appropriate to relet the Premises. The "worth at the time of award" of the amounts referred to in subsections (i) and (ii) shall be computed by accruing Default Interest on the unpaid amounts and with respect to subsection (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

(b) If Lessor elects to re-enter or take possession pursuant to legal proceedings or any notice provided by law, Lessor shall have the right to terminate this Lease (as provided in subsection (a) above), or without terminating this Lease, to relet the Premises or any part thereof for such term (which may be for a term in excess of the Lease Term) and upon such conditions as Lessor, in its sole discretion, may deem advisable (which may include concessions of free Rent, alterations or repairs and without obligation by the Lessor to relet the Premises prior to other space in the Project). If Lessor elects to relet the Premises, the rents received thereafter shall be applied first to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any costs of such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, employees expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to payment of future Rent as the same becomes due. If the Rent to be received from such reletting will be less than the total of all rental and other payments that Lessee would have been obligated to make during the balance of the Lease Term, Lessee shall immediately pay any such deficiency in full to Lessor. No such re-entry or taking possession of the Premises by Lessor or an action to recover from Lessee such sums shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless termination is decreed by a court. Notwithstanding any such reletting without termination, Lessor may, at any time thereafter, elect to terminate this Lease for such previous breach, upon delivery of notice to Lessee.

14.2.4. To recover from Lessee, all expenses, if any, including attorneys' fees as may be determined by the court without a jury, incurred by Lessor in recovering possession of the Premises and caring for the Premises and any part thereof while vacant. It is further agreed that if Lessor incurs attorney's fees by reason of Lessee's default, Lessee shall be required to cure the default to pay to Lessor, in addition to any other payment and/or performance required, all of Lessor's attorneys' fees.

14.2.5. Lessor shall have the right, but not the obligation, immediately or at any time after the event of any act of default hereunder by Lessee, without notice, written or otherwise, to cure such default for the account and at the expense of Lessee. If Lessor at any time by reason of any such default, is compelled to pay, or elects to pay, any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including attorney's fees, in instituting or prosecuting or defending any action or proceeding to enforce any of Lessor's rights hereunder or

otherwise, Lessor may recover the sum or sums so paid by Lessor together with interest at the Default Rate, from the date of expenditure by Lessor until repaid by Lessee.

14.2.6. No termination of this Lease by forfeiture or otherwise nor taking or recovering possession of the Premises nor the exercise of any other remedy shall deprive Lessor of any other action, right or remedy against Lessee.

14.3. **Default by Lessor**. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event less than thirty (30) days after receipt by Lessor of written notice from Lessee and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Lessor agrees to give any mortgagee and/or deed of trust holder by certified mail a copy of any notice of default given by Lessee to Lessor provided that before such notice Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagee and/or deed of trust holder. Lessee further agrees that if Lessor has failed to cure such default within the time period provided in this Lease, that the mortgage and/or deed of trust holders will have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure) in which event this Lease shall not be terminated while such remedies are being diligently pursued.

14.4. **Late Charges**. Lessee hereby acknowledges that late payment by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises, and any professional agencies recruited by Lessor in the collection of delinquent amounts. Accordingly, if any installment of Rent or any other sum due from Lessee shall not be received by Lessor within three (3) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to the greater of (i) ten percent (10%) of such overdue amount or (ii) Twenty Dollars ($20.00) per day multiplied by the number of days occurring from and after the due date of the monthly installment of Annual Rent and/or other sums due hereunder and the date on which monthly installment of Annual Rent and/or other sums are actually received by Lessor. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14.5. **Payment of Delinquent Amounts**. Any delinquent payments made by Lessee hereunder shall be made by cash, cashiers check, cash equivalent or other good funds acceptable to Lessor.

15. **Condemnation**. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease or Lessor may at Lessor's option exercised by giving written notice to Lessee, terminate this Lease as of the date the condemning authority takes title thereto or possession thereof. If Lessor or Lessee do not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises prior to such taking. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's Property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of the Award attributable directly to the taking of a portion of the Premises received by Lessor (less any cost and fees incurred in collecting such award), repair any damage to the Premises caused by such condemnation. Lessee shall pay any amount in excess of such damages required to complete such repair.

16. **Broker's Fee**.

16.1. Upon execution of this Lease by both parties, Lessor shall pay to the Broker designated in Paragraph 1.17 a fee as set forth in a separate agreement between Lessor and said Broker, for brokerage services rendered by said Broker to Lessor in this transaction.

16.2. Lessor and Lessee agree that no further fee or commissions are owed or payable with respect to this Lease unless expressly set forth in a separate agreement executed between Lessor and the broker(s) named in Paragraph 1 above, which fee or commission shall be paid in accordance with the terms of such agreement.

16.3. Lessee represents to Lessor that no broker or sales agent other than the Broker named in Paragraph 1.17 above is entitled to any commission payable in connection with this Lease. Lessee agrees to defend, indemnify and hold Lessor harmless from claims for fees or commissions which may become payable and which are claimed to have been incurred by act or omission of Lessee.

17. **Estoppel Certificate**.

17.1. Lessee shall at any time upon not less than ten (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing, which shall include such information as Lessor or any prospective purchaser or encumbrance may reasonably request, including by way of illustration but not of limitation, information (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) the date to which the Rent and other charges are paid in advance, if any and (iii) acknowledging that there are not, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

17.2. At Lessor's option, Lessee's failure to deliver such statement within such time and in the form requested shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's Rent has been paid in advance.

17.3. If Lessor desires to refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

18. **Lessor's Liability**. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed and any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns only during their respective periods of ownership. If Lessor fails to perform any of its obligations under this Lease and, as a consequence of such nonperformance, Lessee recovers a money judgment against Lessor, such judgment shall be satisfied only out of Lessor's interest in the Project. Lessor shall have no liability whatsoever for any deficiency, and no other assets of Lessor shall be subject to levy, execution or other enforcement procedures as a result of such Judgment. None of Lessor's obligations under this Lease shall be subject to specific performance or injunctive remedies, and Lessee waives all rights with respect to such remedies.

19. **Common Area**

19.1. The Phrase "Common Area" shall mean the portion of the Project upon which no buildings have been constructed. Lessor reserves the right to alter, change, add to or subtract from the Common Area.

19.2. Lessee shall pay to Lessor Lessee's proportionate share of Common Area Operating Costs. The term "Common Area Operating Costs" shall mean for each calendar year (or a portion thereof) during the Term, the aggregational costs, expenses and liabilities of every nature paid or incurred by Lessor in connection with: Sweeping, cleaning, removing debris from, maintaining, re-striping, re-sealing, repairing and replacing the Common Area, lighting the Common Area (including replacement of bulbs and painting, repairing and replacing of light standards), providing Project identification signs (if Lessor so elects to so provide), maintaining, repairing or replacing any on-site or off-site utilities necessary or appropriate for the

operation of the Common Area, maintaining and replacing planting and landscaping; providing security services with respect to the Common Area if Lessor so elects to provide; the cost of installation, repair, and replacement of fire sprinklers, alarm systems, suppression systems, and other life support / safety systems, and any other improvements in the Project and their appurtenances and equipment, including, without limitation, the roof, utility charges for any services to the Common Area which are not specifically attributable to Rentable Floor Area and payable by one or more tenants or occupants thereof; exterminating and pest control in and about the Common Area, periodic repainting or sealing (water proofing) of the exterior walls, and parapets, graffiti removal, repair, maintaining and replacement of sprinklers, repair, replacing and maintaining the sidewalks, if any, property insurance as referenced in paragraph 9.2, and all other costs and expenses of any kind or nature incurred by Lessor relative to the operation, repairing, replacing and equipping the Common Area. Common Area Operating Costs shall also include the cost of installation, repair and/or replacement of those capital improvement items which are reasonably calculated to reduce operating expenses and those other capital expenses which are required under any governmental law, rule, regulation or ordinance which were not applicable to the Project at the time it was constructed but thereafter become applicable to the Project. Such capital costs shall be amortized over the useful life thereof in accordance with generally accepted accounting principles with interest on the amortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such in The Wall Street Journal and only that portion of such capital expenditures which are attributable to the Term of the Lease as the same may be extended, if any, shall be included within Common Area Operating Costs for which Lessee is responsible to pay its proportionate share. Lessee shall also simultaneously with the payment of its proportionate share of the Common Area Operating Costs, pay its proportionate share of a management fee assessed by Lessor and not to exceed five (5%) of the gross collected monthly rents for the entire Project, of which the Premises is a part and applicable monthly Rent included. Lessor shall not be obligated to itemize or otherwise account for the expenses actually incurred in the managing of the Project. Lessee's proportionate share means the proportion of the whole that the Rentable Floor Area of the Premises bears to the total Rentable Floor Area of buildings within the Project. Lessee shall pay Lessor its proportionate share of Common Area Operating Costs within fifteen (15) days of the date of transmission by Lessor to Lessee of a statement therefore reflecting the total of such Common Area Operating Costs and Lessee's proportionate share thereof.

19.3. **Parking-ingress / egress.** Lessee shall not cause or suffer any automobiles, vehicles and/or other equipment to be parked and/or stored within the Common Area in any manner so as to impair, impede or otherwise interfere with usage of the Common Area by Lessor, other occupants of the Project and their respective employees, agents, independent contractors and invitees. Lessor shall allocate parking spaces in accordance with the Premises area requirements in relation to local ordinances and municipal standards and no less than 21 parking spaces for the term of the Lease.

19.4. **Lessor's Estimate.** Lessor shall be entitled to estimate the Real Property Taxes, the Insurance Premiums and the Common Area Operating Costs, Management Fee, and Lessee's proportionate share thereof for each calendar year. Lessor agrees to furnish to Lessee a copy of Lessor's estimate upon written request. Lessee agrees to pay one-twelfth (1/12th) of Lessee's proportionate share of the estimated Real Property Taxes, Insurance Premiums and Common Area Operating Costs in advance, monthly, in addition to and with each monthly installment of Annual Rent. If the Term does not begin on the first day of January or if the Term ends on a date other than December 31st, the Real Property Taxes, Insurance Premiums and Common Area Operating Costs will be adjusted accordingly. Upon written request, Lessor will send to Lessee a statement in writing reflecting the accrued Real Property Taxes, Insurance Premiums and Common Area Operating Costs attributable to the previous calendar year and Lessee's proportionate share thereof. In the event the amount paid by Lessee as its estimated proportionate share exceeds Lessee's actual proportionate share, such excess shall be applied against any sums then due from Lessee to Lessor, or if no sums are then due from Lessee to Lessor then against succeeding monthly installments of estimated Common Area Operating Costs thereafter due. In the event Lessee has underpaid Lessee's proportionate share, Lessee agrees to pay to Lessor, within ten (10) days following transmission by Lessor to Lessee of such statement, an amount equal to the deficiency.

20. **Severability.** The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

21. **Interest on Past Due Obligations.** Any amount due to Lessor not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the date due (the "Default Rate"). Payment of the Default Rate shall not excuse or cure any default by Lessee under this Lease.

22. **Time of Essence.** Time is of the essence of all demands made upon, and of all agreements and obligations of Lessee hereunder. Any effort from time to time made by Lessor, as it may deem appropriate in its sole and absolute discretion to accommodate Lessee in the performance of its obligations hereunder shall not be deemed a waiver of time of essence and it shall not be necessary in a subsequent demand by Lessor to reinstate time of essence.

23. **Rent.** All monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be "Rent."

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24. **Incorporation of Prior Agreements; Amendments**. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate Broker listed in Paragraph 1 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises, Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

25. **Notices.** Any notice required or permitted to be given hereunder shall be in writing and may be given by Federal Express or similar overnight delivery service, personal delivery or by certified mail, and if given personally or by overnight carrier, shall be deemed sufficiently given upon delivery or rejection, or if by mail five (5) days after deposit in the mails if addressed to Lessee at the address set forth in Paragraph 1. Lessor may by notice to the Lessee specify a different address for notice purposes. Notwithstanding anything herein to the contrary, upon occupation of the Premises by Lessee, notice given by Lessor by delivery to the Premises shall be sufficient. Lessee may specify another address to which notices may be given, but notices to such address shall be complimentary only and notices delivered or mailed to the Premises shall be, at all times, sufficient.

26. **Waivers**. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of Rent or any other obligation hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such Rent. The acceptance of less than all of the Rent due shall not be deemed a waiver of the right to demand and collect the remainder of Rent due, notwithstanding any statement, writing, or note on the payment, to the contrary made by Lessee on, or with the delivery of the partial payment.

27. **Recording**. Lessee will not record this Lease. Lessee will, upon Lessor's request, execute, acknowledge and deliver to the Lessor a "short form" memorandum of this Lease for recording purposes.

28. **Holding Over**. If Lessee remains in possession of the Premises or any part thereof after the expiration of the Term, such occupancy shall be a tenancy from month to month at a Rent equal to two (2) times the sum of the last monthly installment of Annual Rent plus all other charges payable hereunder by Lessee. Neither the provision of this clause nor the acceptance of such liquidated damages by Lessor nor the acceptance of Rent by Lessor for a period after termination of this Lease by lapse of time or otherwise shall constitute a waiver of Lessor's right to re-enter the Leased Premises nor shall any other act or omission to act in apparent affirmance of the tenancy operate as a waiver of any right of Lessor under the provisions of this Lease or provided by law, nor shall any of the foregoing be deemed to have created a holdover tenancy or a month-to-month tenancy unless the Lessor specifically so elects in writing at Lessor's sole option. Nothing in the foregoing, however, shall preclude Lessor from exercising any rights or remedies if such possession is without Lessor's consent.

29. **Cumulative Remedies**. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

30. **Covenants and Conditions**. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

31. **Binding Effect; Choice of Law**. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 18, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

32. **Subordination; Attornment**.

32.1. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter upon the real property of which the Premises is a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed, if Lessee is not in default and so long as Lessee shall pay the Rent and other charges and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this

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Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

32.2. Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this Paragraph 32.2.

32.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessor covering the Premises, the Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

33. Attorney's Fees. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court.

34. **Lessor's Access**. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which the Premises are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and any ordinary "For Lease" signs, without rebate of Rent or liability to Lessee.

35. **Auctions**. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises.

36. **Signs**. Lessee shall not place any sign upon the Premises without Lessor's prior written consent.

37. **Merger**. The voluntary or other surrender of this Lease by Lessee, or mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

38. **Name**. Lessee shall not use the name of the Project in which the Premises are located for any purpose other than as an address of the business to be conduced by Lessee in the Premises.

39. **Quiet Possession**. Upon Lessee paying the Rent and other charges for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the Term hereof subject to all of the provisions of this Lease free and clear of claims of the Lessor or those claiming by, through or under Lessor.

40. **Multiple Tenant Building**. Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations that Lessor may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

41. **Security Measures**. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

42. **Hazardous Materials**.

42.1. **Defined Terms**. "Environmental Laws" means any one of the following: Comprehensive Environmental Response, Compensation and Liability Act; Resource Conservation and Recovery Act; Solid Waste Disposal Act; National Environmental Policy Act; Endangered Species Act; Toxic Substances Control Act; Safe Drinking Water Act; Clean Water Act; Clean Air Act; Arizona Hazardous Waste Management Act; Arizona Environmental Quality Act; Superfund Amendments and Reauthorization Act; and regulations promulgated under each such Act; and any other laws or regulations now

in effect or hereinafter enacted including any applicable state or local environmental legislation such as, but not limited to, any so called "Superfund" or "Superlien" laws, or any applicable regulations regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, including asbestos or any substance or compound containing asbestos, and any other hazardous, toxic or dangerous substance or material specifically defined in such regulations. "Hazardous Material" means and includes, but is not limited to, any hazardous substance, pollutant, contaminant, or regulated substance defined in the Environmental Laws.

42.2. **Compliance with Environmental Laws**. Lessee shall, at Lessee's own expense, comply with all present and hereinafter enacted Environmental Laws, and by amendments thereof, affecting Lessee's operation on the Premises.

42.3. **Notification**. Lessee shall immediately notify Lessor of any of the following: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Lessee's operation on the Premises and (ii) any change in Lessee's operation on the Premises that will change or has the potential to change Lessee's or Lessor's obligation or liabilities under the Environmental Laws.

42.4. **Indemnity**. Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors or invitees. If Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Lessee results in contamination of the Premises or the Project, or if contamination of the Premises or the Project by Hazardous Material otherwise occurs for which Lessee is legally liable to Lessor for damage resulting there from, then Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Premises or the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Lessee results in any contamination of the Premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Lessor's written approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Lessee's failure to comply with the terms of this paragraph shall be restrainable by injunction.

43. **Easements**. Lessor reserves to itself the right, from time to time, to grant such easements, dedications and restrictions that Lessor deems necessary or desirable, so long as such easements, dedications, and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

44. **Authority**. If Lessee is a corporation, trust, or general or limited partnership, or limited liability company, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity and that his Lease is binding upon such entity in accordance with its terms. If Lessee is a corporation, trust, partnership, or limited liability company, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

45. **Conflict**. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions set forth in this Lease shall be controlled by the typewritten or handwritten provisions.

46. **Inability to Perform**. This Lease and the obligations of Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Lessor.

47. **Lessor's Reserved Rights**. All exterior walls and windows bounding the Premises, and all public building stairs, elevator shafts, fire towers, flues, vents, stacks, pipe shafts, vertical ducts, conduits, electric and all other utilities, air conditioning, sinks or other building facilities, the use thereof, and all access thereto through the Premises for operation, maintenance, repair or replacement thereof, and all other appurtenant rights, are reserved to Lessor. Lessor further reserves the right from time to time, without unreasonable interference with Lessee's use to install, remove or relocate any of the foregoing to locations which will not materially interfere with Lessee's use of the Premises; to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises; to make alterations or additions to and to build additional stories on

any building within the Project and to build adjoining the same; to construct other buildings and improvements on the Project of which the Premises is a part; to sell or lease any part of the Project for the construction thereon of a building or buildings; and to alter or relocate any other common facility, and to make changes or alterations therein or enlargements thereof. Subject to any rights of Lessee specified herein, Lessor has the sole and exclusive right to possession and control of all common areas and all other public areas of the Project of which the Premises is a part.

48. **Rentable Floor Area**. The Rentable Floor Area of the Premises is computed by measuring the exterior finish of permanent outer walls of the building to the centerline of the hallway or public corridors and to the centerline of partitions or other party walls that separate the Premises from adjoining rentable areas, with no deduction for columns and projections necessary to the building structure. In addition, the Rentable Floor Area of the Premises may include all sheltered entries and the square footage contained with the building loading docks, if covered, serving the Premises. Lessor reserves the right to permit such other tenancies and businesses in the Project as Lessor, in the exercise of its sole business judgment. Lessee does not rely on the fact, nor does Lessor represent, that any specific lessee or number of lessees shall during this Lease Term occupy any space within the Project.

49. **Window Covering**. Lessee will use as and for window coverings in the Premises only materials approved in writing by Lessor.

50. **Zoning**. All matters of zoning are totally the responsibility of Lessee.

51. **No Joint Venture**. Nothing in this Lease shall cause Lessor in any way to be construed as a partner, joint venturer or associated in any way with Lessee in regard to Lessee's use or occupancy of the Premises or to subject Lessor to any obligation, loss, charge or expense in connection with or arising from Lessee's use or occupancy of the Premises.

52. **No Accord or Satisfaction**. Payment by Lessee or receipt by Lessor of a lesser amount than the Rent or other charges due hereunder shall be deemed to be on account of the earliest due stipulated Rent or other charges, and no endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or other charges or pursue any other remedy in this Lease.

53. **Joint and Several Obligations**. If Lessee is constituted of two or more persons, corporations or other entities, all agreements, covenants, representations and warranties of Lessee herein are the joint and several obligations of the entitles constituting Lessee. If Lessee is husband and wife, the obligations hereunder shall extend individually to the sole and separate property of each as well as to their community property. Notice given to any one of the entitles constituting Lessee shall be deemed as having been given to all such entitles.

54. **No Rent Deduction or Set off**. Lessee's covenant to pay Rent is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from Rent nor set off against any claim for Rent in any action.

55. **Not Binding Until Signed**. Submission of this instrument to Lessee for examination shall not bind Lessor in any manner, until this instrument is executed and delivered by both Lessor and Lessee.

56. **Confidentiality.** Lessor and Lessee agree that neither shall divulge the terms or conditions of this Lease to any potential lessee of Lessor, or lessee within the Project of which the Premises is a part, or to any potential lessee of Lessor, or lessee associated with other properties that Lessor is involved. Should either party breach this confidentiality, then the surviving party shall be entitled to reimbursement for reasonable attorney's fees in enforcing the conditions contained herein along with any damages, monetary or otherwise, occurred by way of actions by another lessee, potential lessee, or third party.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT OF THE PARTIES.

The parties hereto have executed this Lease on the date specified immediately adjacent to their respective signatures.

BCO 83 L.L.C. an Arizona Limited Liability Company

Name: Wesley Babiode

Signature: [signature]

HEALTH ENHANCEMENT PRODUCTS, INC.
A Nevada Corporation

Names: John R. Gorman –

Executive Vice President of Operations

Signature(s): [signature]

EXHIBIT "A"

SITE PLAN





EXHIBIT "B"

RENTAL SCHEDULE

Year #	From	To	Monthly rent	Annual rent
1	3 - 1 - 2011	8 - 31 - 2012	$5,427.40	$65,128.80
2	9 - 1 - 2012	8 - 31 - 2013	$5,723.44	$68,681.28
3	9 - 1 - 2013	8 - 31 - 2014	$6,019.48	$72,233.76

EXHIBIT "C"

OPTIONS TO EXTEND LEASE TERM

Provided that Lessee is not in default of any of the provisions of this Lease, Lessee shall have one (1) option to renew the Lease for an additional 36 month term at the then current market rate and terms provided Lessee notifies Lessor within 180 days prior to the Lease Expiration Date.

EXHIBIT "D"

TENANT IMPROVEMENTS

Space is in "As Is" condition

ADDENDUM

THIS ADDENDUM, made this 28 day of February, 2011, by and between BCO L.L.C. an Arizona Limited Liability Company (hereinafter referred to as the "Lessor"), and HEALTH ENHANCEMENT PRODUCTS INC. a Nevada Corporation (hereinafter referred to as the "Lessee"),

WITNESSETH THAT:

WHEREAS, Lessor and Lessee have entered into a Lease Agreement dated February 28, 2011 (hereinafter referred to as the "Lease") with respect to real property located at 15610 N. 83rd Way, Scottsdale, AZ., 85260 and comprising of approximately 9,868 square feet (hereinafter referred to as the "Premises");

WHEREAS, Lessor and Lessee desire to modify the Lease upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. It is agreed that for the first Six (6) months of the Lease (March 2011-August 2011), Lessee's Rent and pro rata share of common area maintenance and real estate taxes shall be abated and known as the abatement period.

2. It is agreed that all Common Area Operating costs and expenses, other than those for insurance, real estate taxes and assessments, real estate tax reduction fees, utilities, necessary contractual obligations for "arms length vendors and services", repairs and/or replacements resulting from acts of God or any expenses, fees or assessments imposed by governing authorities having jurisdiction over Scottsdale Airpark, shall be determined to be controllable expenses. It is further agreed that each line item of controllable expense shall not vary by more than five percent (5%) per year from identical line item controllable expenses incurred for other similar properties Lessor owns, operates and manages within the Scottsdale Airpark. The determination of whether or not the variation has occurred shall be on a yearly basis and as soon as reasonably possible after the end of each full calendar year occurring during the term as the same may be extended.

3. Lessee, at Lessee's expense, shall improve the Premises in substantial accordance with the Lessee's proposed floor plan attached hereto as Exhibit "1".

4. Except as modified by this Addendum, all terms, provisions, and conditions of the Lease shall continue in full force and effect.

5. This Addendum, together with the Lease and any endorsements/amendments thereto, contains the entire agreement between the parties.

6. This Addendum may not be amended except in a writing signed by both parties.

7. This Addendum may be executed in multiple counterparts, each of which shall constitute an original.

8. This Addendum shall be governed by the laws of the State of Arizona.

9. This Addendum shall bind and benefit the parties and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals on the day and year first above written.

BCO 83 L.L.C. an Arizona Limited Liability Company

HEALTH ENHANCEMENT PRODUCTS INC. a Nevada Corporation


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FINAL

Exhibit "1"